Signature Page

FW2, LP

	By:	Flatbush Watermill, LLC, its general partner

Date: 09/20/2011		By:	/s/ Joshua M. Schwartz
Name: Joshua M. Schwartz
Title: Managing Member

FW3, LP

	By:	Flatbush Watermill, LLC, its general partner

Date: 09/20/2011		By:	/s/ Joshua M. Schwartz
Name: Joshua M. Schwartz
Title: Managing Member

FLATBUSH WATERMILL, LLC

Date: 09/20/2011	By:	/s/ Joshua M. Schwartz
Name: Joshua M. Schwartz
Title: Managing Member

FLATBUSH WATERMILL MANAGEMENT, LLC

Date: 09/20/2011	By:	/s/ Joshua M. Schwartz
Name: Joshua M. Schwartz
Title: Managing Member

JOSHUA M. SCHWARTZ

Date: 09/20/2011	By:	/s/ Joshua M. Schwartz
Name: Joshua M. Schwartz